      As filed with Securities and Exchange Commission on January 28, 1998
                           Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                          TRANSTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                  Delaware                    95-4062211
       (State or other jurisdiction of     (I.R.S. Employer
        incorporation or organization)    Identification No.)

                                 150 Allen Road
                        Liberty Corner, New Jersey 07938
                                 (908) 903-1600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                         230,000 SHARES OF COMMON STOCK
                  TO BE ISSUED UNDER THE AMENDED AND RESTATED
                         1992 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                             GERALD C. HARVEY, ESQ.
                 Vice President, Secretary and General Counsel
                          TRANSTECHNOLOGY CORPORATION
                                 150 Allen Road
                        Liberty Corner, New Jersey 07938
                                 (908) 903-1600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             F. RONALD O'KEEFE, ESQ.
                            Hahn, Loeser & Parks LLP
                            3300 BP America Building
                               200 Public Square
                           Cleveland, Ohio 44114-2301

                           CALCULATION OF REGISTRATION FEE
                                         Proposed         Proposed
Title of each class       Amount         Maximum           Maximum        Amount of
of securities to be       to be       Offering Price      Aggregate      Registration
registered              Registered     Per Share(1)   Offering Price(1)      Fee
-------------------------------------------------------------------------------------
    Common Stock      230,000 Shares    $26.375         $6,066,250       $1,789.54
-------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of TransTechnology Corporation's (the "Company's") Common Stock as reported on the New York Stock Exchange for January 27, 1998.

                                              Page 1 of 12 pages
                                              Exhibit Index Appears on Page II-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Registration Statement:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 1997;

     (2)  All other reports filed by the Company pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1997, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed; and

     (3) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on December 22, 1987 (File No. 1-7872).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     TransTechnology Corporation (the "Company") is a Delaware corporation. The Company's Certificate of Incorporation provides that the Company may indemnify its officers and directors to the full extent permitted by law.
Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made only as authorized in the specific case upon a determination by a majority vote of the directors who are not parties to such action, suit or proceeding (or, if there are no such directors, by an independent counsel or by the stockholders) that indemnification is proper in the circumstances because he has met the standard of conduct set forth in subsections (a) and (b).

     The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by the GCL, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the GCL authorizes such a provision, and states that such a provision shall not eliminate or limit the liability of a director
(a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock purchases or redemptions by the corporation, or
(d) for any transaction from which the director derived an improper benefit.

     The Company's Bylaws provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party to (or is otherwise involved in) any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other business or nonprofit entity. The Bylaws provide that the Company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Bylaws provide that the Company shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided that any such advance payments shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under the Bylaws or otherwise.

     The Company has entered into indemnity agreements with each of its directors and executive officers, whereby the Company agrees to indemnify such persons against liability to the extent permitted by law. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1   Amended and Restated 1992 Long Term Incentive Plan.1

4.2 Form of Restricted Stock Award Agreement for use under the Company's Amended and Restated 1992 Long Term Incentive Plan.2

4.3 Form of Incentive Stock Option Agreement for use under the Company's Amended and Restated 1992 Long Term Incentive Plan.3

5.1 Opinion of Hahn Loeser & Parks LLP as to the legality of the Common Stock registered hereby.

23.1  Consent of Hahn Loeser & Parks LLP - contained in the opinion filed as
      Exhibit 5.1.

23.2  Consent of Deloitte & Touche LLP.

23.3  Consent of Arthur Andersen.

23.4  Consent of Ocel, Heimer & Associates, Ltd.

24.1  Power of Attorney (included in Page II-6 hereto).



ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

---------------

1   Filed as an exhibit to the Company's Registration Statement on Form S-2
(Registration No. 333-37395) on October 8, 1997.

2   Filed as an exhibit to the Company's Registration Statement on Form S-8
(Registration No. 33-59546) on March 15, 1993.

3   Filed as an exhibit to the Company's Registration Statement on Form S-8
(Registration No. 33-59546) on December 23, 1994.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, State of New Jersey, on this 15th day of January, 1998.


                                     TransTechnology Corporation



                                     By:    /s/ Gerald C. Harvey
                                         --------------------------------------
                                            Gerald C. Harvey
                                            Vice President, Secretary
                                            and General Counsel


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald C. Harvey and Joseph F. Spanier, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE           TITLE                                  DATE

/s/ Michael J. Berthelot  Chairman of the Board and              January 15,1998
------------------------  Chief Executive Officer
Michael J. Berthelot      (Principal Executive Officer)

/s/ Patrick K. Bolger     President, Chief Operating Officer &   January 15,1998
------------------------  Director
Patrick K. Bolger

/s/ Joseph F. Spanier     Vice President, Treasurer & Chief      January 15,1998
------------------------  Financial Officer (Principal
Joseph F. Spanier         Financial & Accounting Officer)

/s/ Gideon Argov          Director                               January 15,1998
------------------------
Gideon Argov


/s/ Walter Belleville     Director                               January 15,1998
------------------------
Walter Belleville


/s/ Thomas V. Chema       Director                               January 15,1998
------------------------
Thomas V. Chema

/s/ Michel Glouchevitch   Director                               January 20,1998
------------------------
Michel Glouchevitch

/s/ James A. Lawrence     Director                               January 15,1998
------------------------
James A. Lawrence

/s/ William G. Recker     Director                               January 15,1998
------------------------
William G. Recker

                                 EXHIBIT INDEX



Exhibit
-------                                                                              Page
Number   Description                                                                 Number
-------  -----------                                                                 ------
 *4.1    Amended and Restated 1992 Long Term Incentive Plan......................

 **4.2   Form of Restricted Stock Award Agreement for use under the Company's
         Amended and Restated 1992 Long Term Incentive Plan......................

***4.3   Form of Incentive Stock Option Agreement for use under the Company's
         Amended and Restated 1992 Long Term Incentive Plan......................

  5.1    Opinion of Hahn Loeser & Parks LLP as to the legality of the
         Common Stock registered hereby..........................................    II-9

 23.1    Consent of Hahn Loeser & Parks LLP (contained in the opinion filed as
         Exhibit 5.1)............................................................

 23.2    Consent of Deloitte & Touche LLP........................................    II-10

 23.3    Consent of Arthur Andersen..............................................    II-11

 23.4    Consent of Ocel, Heimer & Associates, Ltd...............................    II-12

 24.1    Power of Attorney (included in Page II-6 hereto)

*Filed as an exhibit to the Company's Registration Statement on Form S-2 (Registration No. 333-37395) on October 8, 1997.

**Filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 33-59546) on March 15, 1993.

*** Filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 33-59546) on December 23, 1994.